EXHIBIT 3.3

BY-LAWS

OF

FIRST FARMERS AND MERCHANTS CORPORATION

ARTICLE I - OFFICES

The principal office of the corporation in the State of Tennessee shall be located in the City of Columbia, County of Maury. The corporation may have such other offices, either within or without the state of incorporation as the Board of Directors may designate or as the business of the corporation may from time to time require.

ARTICLE II - STOCKHOLDERS

1.	ANNUAL MEETING

The annual meeting of the stockholders shall be set by the Board of Directors each year, beginning with the year 1982, for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

2.	SPECIAL MEETINGS

Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board, the President, or by the Directors, and shall be called by the Chairman of the Board or the President at the request of the holders of not less than 25 percent of all the outstanding shares of the corporation entitled to vote at the meeting.

3.	PLACE OF MEETING

The Directors may designate any place, either within or without the State unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting called by the Directors. A waiver of notice signed by all stockholders entitled to vote at a meeting may designate any place, either within or without the state unless otherwise prescribed by statute, as the place for holding such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation.

4.	NOTICE OF MEETING

Written or printed notice stating the place, date and hour of the meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called and the person or persons calling the meeting shall be delivered either personally or by mail by or at the direction of the Chairman of the Board, President, Secretary, officer, person or persons calling the meeting, to each stockholder entitled to vote at the meeting. If mailed, such notice shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting and shall be deemed to be delivered when deposited in the United States Mail addressed to the shareholder at his address as it appears on the stock transfer or membership books of the corporation, with postage thereon prepaid. If delivered personally, such notice shall be delivered not less than five (5) nor more than sixty (60) days before the date of the meeting and shall be deemed delivered when actually received by the shareholder. A certificate of the Secretary or other person giving the notice, or of a transfer agent of the corporation, that the notice required by this section has been given, in the absence of fraud, shall be prima facie evidence of the facts therein stated.

5.	WAIVER OF NOTICE

A stockholder, either before or after a stockholders' meeting, may waive notice of the meeting; and his waiver shall be deemed the equivalent of giving notice. Attendance at a stockholders' meeting, either in person or by proxy, of a person entitled to notice, shall constitute a waiver of notice of the meeting unless he attends for the express purpose of objecting to the transaction of business on the ground that the meeting was not lawfully called or convened.

6.	JUDGES OF ELECTIONS

Every election of Directors shall be managed by three judges, who shall be appointed from among the stockholders by the Board of Directors. The judges of elections shall hold and conduct the election at which they are appointed to serve, and, after the election, they shall file with the Secretary a certificate under their hands, certifying the result thereof and the name of the Directors elected. The judges of election, at the request of the chairperson of the meeting, shall act as tellers of any other vote by ballot taken at such meeting, and shall certify the result thereof.

7.	CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE

For the purpose of determining stockholders entitled to notice of or entitled to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, forty days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not less than ten days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to received payment of a dividend, the date on which notice of the meeting is mailed or the dale on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

8.	VOTING LISTS

The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least 30 days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list for a period of 10 days prior to such meeting shall be kept on file at the principal office of the corporation and shall be subject to inspection by any stockholder at any time during usual business hours.

9.	QUORUM AND ADJOURNMENTS

At any meeting of stockholders fifty percent of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than said number of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time. Notice of the adjourned meeting or of the business to be transacted there, other than by announcement at the meeting at which the adjournment is taken, shall not be necessary. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, not withstanding the withdrawal of enough stockholders to leave less than a quorum.

10.	PROXIES

At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. A proxy shall not be valid after eleven months from the date of its execution unless a longer period is expressly stated in it.

11.	VOTING

Each stockholder entitled to vote in accordance with the terms and provisions of the certificate of incorporation and these by-laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote standing in his name on the books of the corporation. Upon the demand of any stockholder, the vote for directors and upon any question before the meeting shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or by the laws of this state. There shall be no cumulative voting for directors.

12.	ELECTIONS OF DIRECTORS

Nominations for election to the Board of Directors may be made by the Board of Directors or by any stockholder of any outstanding class of capital slock of the Corporation entitled to vote for election of Directors. Nominations, other than those made by or on behalf of the existing management of the Corporation, shall be made in writing and shall be delivered or mailed to the Chief Executive Officer of the Corporation, not less than fourteen (14) days nor more than fifty (50) days prior to any meeting of stockholders called for the election of Directors, provided, however, that if less than twenty-one (21) days notice of the meeting is given to stockholders, such nomination shall be mailed or delivered to the Chief Executive Officer of the Corporation not later than the close of business on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying stockholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the corporation that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of capital stock of the corporation owned by the notifying shareholder. Nominations not made in accordance herewith shall be disregarded by the Chairperson of the meeting, and the vote tellers shall disregard all such votes cast for each nominee.

13.	ORDER OF BUSINESS
The order of business at all meetings of the stockholders shall be as follows:
	a.	Proof of notice of meeting or waiver of notice
	b.	Reading of minutes of preceding meeting
	c.	Reports of Officers
	d.	Election of Directors
	e.	Unfinished Business
	f.	New Business
14.	INFORMAL ACTION BY STOCKHOLDERS

Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE III - BOARD OF DIRECTORS

1.	GENERAL POWERS

The business and affairs of the corporation shall be managed by its Board of Directors. The Directors shall in all cases act as a Board, and they may adopt such rules and regulations for the conduct of their meetings and the management of the corporation, as they may deed proper, not inconsistent with these by-laws, the Charter of Incorporation and the laws of this state.

2.	NUMBER, TENURE AND QUALIFICATIONS

The number of Directors of the corporation shall be at least five (5) and not more than twenty-five (25). Each Director shall hold office until the next annual meeting of stockholders and until his successor shall have been elected and qualified.

3.	REGULAR MEETINGS

A regular meeting of the Directors shall be held without other notice than this by-law immediately after and at the same place as the annual meeting of stockholders. The Directors may provide by resolution the time and place for the holding of additional regular meetings without other notice than such resolution.

4.	SPECIAL MEETINGS.

Special meetings of the Directors may be called by or at the request of the Chairman of the Board, the President or any two Directors. The person or persons authorized to call special meetings of the Directors may fix the place for holding any special meeting of the Directors called by them.

5.	NOTICE

Notice of any special meeting shall be given at least five days previously thereto by written notice delivered personally, or by telegram, or mailed to each Director at his business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed with postage thereon prepaid. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company.

6.	WAIVER OF NOTICE

A Director may waive in writing notice of a special meeting of the Board either before or after a meeting, and his waiver shall be deemed the equivalent of giving notice. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

7.	QUORUM

At any meeting of the Directors, a majority of the Directors in office shall constitute a quorum for the transaction of business. If a quorum is present, the acts of a majority of the Directors in attendance shall be the acts of the Board.

8.	ADJOURNMENT

A meeting of the Board of Directors may be adjourned. Notice of the adjourned meeting or of the business to be transacted there, other than by announcement at the meeting at which the adjournment is to be taken, shall not be necessary. At an adjourned meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting originally called.

9.	NEWLY CREATED DIRECTORSHIPS AND VACANCIES

Newly created directorships resulting from an increase in the number of Directors and vacancies occurring in the Board for any reason except the removal of Directors without cause may be filled by a vote of a majority of the Directors then in office, although less than a quorum exists. Vacancies occurring by reason of the removal of Directors without cause shall be filled by vote of the stockholders. A Director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his predecessor.

10.	REMOVAL OF DIRECTORS

Any or all of the Directors may be removed for cause by vote of the stockholders. Directors may be removed without cause only by vote of a majority of the stockholders entitled to vote at a regular or special meeting.

11.	RESIGNATION

A Director may resign at any time by giving written notice to the Board, the Chairman, the President, or the Secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

12.	COMPENSATION

Directors shall not receive a salary for their services as Director, but by resolution of the Board, a fixed sum and expenses for each regular or special meeting of the Board may be authorized. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of standing and special committees of the Board may also be compensated for their services and expenses for attending committee meetings as the Board may, by resolution, direct.

13.	PRESUMPTION OF ASSENT

A Director of the Corporation who is present at a meeting of the Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

14.	EXECUTIVE AND OTHER COMMITTEES

The Board, by resolution, may designate from among its members an Executive Committee and other committees, each consisting of three or more Directors. Each such committee shall serve at the pleasure of the Board.

15.	INFORMAL ACTION

If all the Directors severally or collectively consent in writing to any action taken or to be taken by the Corporation and the writing or writings evidencing their consent are filed with the Secretary of the Corporation, the action shall be as valid as though it had been authorized at a meeting of the Board.

ARTICLE IV - OFFICERS

1.	NUMBER

The officers of the Corporation shall be a Chairman of the Board, President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Directors. Any officer other than the Chairman of the Board and the President may be, but is not required to be, Directors of the Corporation. Any two or more offices may be held by the same person, except the offices of Chairman, President and Secretary.

2.	ELECTION AND TERM OF OFFICE

The officers of the Corporation to be elected by the Directors shall be elected annually at the first meeting of the Directors held after each annual meeting of the stockholders. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

3.	REMOVAL

Any officer or agent elected or appointed by the Directors may be removed by the Directors whenever in their judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

4.	VACANCIES
A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Directors for the unexpired portion of the term.
5.	CHAIRMAN OF THE BOARD

The Chairman of the Board shall preside at all meetings of the Board of Directors and shall be an ex-officio member of all Committees of the Board of Directors and shall have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned to him by the Board of Directors.

6.	PRESIDENT

The President shall be the Chief Executive Officer of the Corporation and subject to the control of the Directors shall supervise the carrying out of the policies adopted or approved by the Board and control all of the business and affairs of the Corporation. He shall in the absence of the Chairman of the Board preside at all meetings of the stockholders and of the Directors. He may sign with the Secretary or any other proper officer of the corporation thereunto authorized by the Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Directors have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Directors or by these by-laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed, and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Directors from time to time.

7.	SENIOR EXECUTIVE VICE PRESIDENT

The Senior Executive Vice President shall be the Chief Operating Officer of the Corporation and shall in general administer the business and affairs of the Corporation, and shall be an ex officio member of all committees of the Corporation. In the absence of the Chairman of the Board, and the President, the Senior Executive Vice President shall preside at all such meetings, and in general shall perform all duties incident to the office of Senior Executive Vice President and such other duties as may be prescribed by the Directors from time to time.

8.	VICE PRESIDENT

In the absence of the Chairman, the President, or Senior Executive Vice President, or in event of their death, inability or refusal to act, the Vice President designated by the Board shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Such Vice President or other Vice Presidents shall perform such other duties as from time to time may be assigned to him by the President or by the Directors.

9.	SECRETARY

The Secretary shall keep the minutes of the stockholders' and of the Directors' meetings in one or more books provided for that purpose, see that all notices are duly given in accordance with the provisions of these by-laws or as reqtured, be custodian of the corporate records and of the seal of the Corporation and keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder, have general charge of the stock transfer books for the Corporation and in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chairman or the President or by the Directors,

10.	TREASURER

If required by the Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Directors shall determine. He shall have charge and custody of and be responsible for all funds and securities of the Corporation, receive and give receipts for monies due and payable to the Corporation from any source whatsoever and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with these by-laws and in general perform all of the duties incident to the office of the Treasurer and such other duties as from time to time may be assigned to him by the Chairman or the President or by the Directors.

11.	SALARIES

The salaries of the officers shall be fixed from time to time by the Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation. The salaries of other agents or employees of the Corporation may be fixed by the Board of Directors or by an officer or committee to whom that function has been delegated by the Board.

12.	DELEGATION OF DUTIES

Whenever an officer is absent or whenever for any reason the Board of Directors may deem it desirable, the Board may delegate the powers and duties of an officer to any other officer or officers or to any Director or Directors.

ARTICLE V - CONTRACTS, LOANS, CHECKS AND DEPOSITS

1.	CONTRACTS

The Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

2.	LOANS

No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Directors. Such authority may be general or confined to specific instances.

3.	CHECKS, DRAFTS, ETC.

All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Directors.

4.	DEPOSITS

All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Directors may select.

ARTICLE VI - CERTIFICATES FOR SHARES AND THEIR TRANSFER

1.		CERTIFICATES FOR SHARES

Certificates representing shares of the Corporation shall be in such form as shall be determined by the Directors. Such certificates shall be signed by the Chairman or the President and by the Secretary or by such other officers authorized by law and by the Directors. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the stockholders, the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Directors may prescribe.

2.		TRANSFERS OF SHARES
a.

Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the Corporation which shall be kept at its principal office.

b.

The Corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of this state.

ARTICLE VII - FISCAL YEAR

The fiscal year of the Corporation shall begin on the first day of January in each year.

ARTICLE VIII - DIVIDENDS

The Directors may from time to time declare and the Corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions allowed by law.

ARTICLE IX - SEAL

The Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation, the state of incorporation, year of incorporation and the words "Corporate Seal", PROVIDED, HOWEVER, that the validity of any corporate document shall not be affected by the absence of the Corporate Seal.

ARTICLE X - INDEMNIFICATION

To the extent not inconsistent with the laws of the State of Tennessee as in effect from time to time, every person (and the heirs, executors and administrators of such person) who is a Director or officer of the Corporation shall in accordance with the provisions of this ARTICLE X be indemnified by the Corporation against any and all liability and reasonable expense that may be incurred by him in connection with or resulting from any claim, action, suit or proceeding; provided, however, that such person (or his heirs, executors, or administrators) is wholly successful with respect thereto or such Director or officer acted in good faith, in what he reasonably believed to be the best interest of the Corporation and in addition, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The termination of any claim, action, suit or proceeding by judgment, settlement (whether with or without court approval) or conviction or upon a plea of guilty or of nolo contendere or its equivalent, shall not create a presumption that a Director or officer did not meet the standards of conduct set forth in this ARTICLE X.

For the purposes of this ARTICLE X, the following terms shall have the meanings specified:

1.

"Claim, action, suit or proceeding" shall include any claim, action, suit or proceeding (whether brought by or in the right of the corporation or any other corporation or otherwise) civil, criminal, administrative or investigative, or the threat thereof, in which any person (or the heirs, executors or administrators of such person) who is or was a Director of the Corporation may become involved as a party or otherwise;

a.

By reason of his being or having been a Director or officer of the Corporation or of any subsidiary corporation of the Corporation, or of any other Corporation which he served as such at the request of the Corporation or of which the Corporation directly or indirectly is a stockholder or creditor, or in which, or in the stocks, bonds, securities, or other obligations of which it is in any way interested; or

b.

By reason of his acting or having acted in any capacity in a partnership, association, trust or other organization or entity in which he served as such at the request of the Corporation or of which the Corporation directly or indirectly is an owner or creditor, or in which, or in the shares, bonds, securities or other obligations of which, it is in any way interested;

2.

"Liability" and "expense" shall include, but shall not be limited to counsel fees of disbursements and amounts of judgments, fines or penalties against and amounts paid in settlement by or on behalf of the person in question, but shall not in any event include any liability on account of profits realized by him in the purchase or sale of securities of the Corporation or any expense incurred in connection with such liability; and

3.

"Wholly successful" with respect to any action, suit, or proceeding against the person in question shall include termination thereof without any finding of liability or guilt against such person and with respect to any claim or threat of an action, suit or proceeding against the person in question, shall include the expiration of a reasonable period of time after the making thereof without the institution of the same if no payment has been made to cause cancellation of such claim or withdrawal of such threat.

Every person (and the heirs, executors, and administrators of such person) referred to in the first paragraph of ARTICLE X who has been wholly successful with respect to any claim, action, suit or proceeding shall be entitled to indemnification. Every other person claiming indemnification under the first paragraph of this ARTICLE X (and the heirs, executors and administrators of such person) shall be entitled to indemnification if independent legal counsel, other than regular counsel of the corporation or other disinterested person or persons, in either case selected and compensated by the Board, whether or not a disinterested quorum exists (such counsel or person or persons being hereinafter called a referee), shall deliver to the corporation his written finding that such Director or officer has met the standards of conduct set forth in the first paragraph of this ARTICLE X. The person claiming indemnification shall at the request of the referee appear before him and answer questions which the referee deems relevant and shall be given ample opportunity to present to the referee evidence upon which he relies for indemnification. The Corporation shall at the request of the referee make available to him facts, opinions, or other evidence in any way relevant for his finding which are within the possession or control of the corporation.

Expenses incurred with respect to any claim, action, suit or proceeding may be advanced by the Corporation (by action of the Board whether or not a disinterested quorum exists) prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount unless he becomes entitled to indemnification under this ARTICLE X.

The rights of indemnification provided in this ARTICLE X shall be in addition to any rights to which any such Director or officer may otherwise be entitled by contract or as a matter of law. Persons who are not Directors or officers of the Corporation, but are or were employees of the Corporation or any subsidiary (or the heirs, executors and administrators of such person) may be indemnified to the extent authorized at any time or from time to time by the Board. Notwithstanding the provisions of this ARTICLE X, the Board may at any time or from time to time approve indemnification of Directors, officers or other persons to the full extent permitted by the provisions of the laws of the State of Tennessee at the time in effect with respect to past transactions.

ARTICLE XI

VOTING SHARES HELD IN OTHER CORPORATIONS

In the absence of other arrangements by the Board of Directors, shares of stock issued by any other Corporation and owned or controlled by this Corporation may be voted at any stockholders' meeting of the other Corporation by the Chairman or President of this Corporation or, if they are not present at the meeting, by the Vice President of this Corporation, and in the event neither the Chairman or the President or the Vice President is to be present at a meeting, the shares may be voted by such person as the Chairman and Secretary, or the President and Secretary of the Corporation shall by duly proxy designate to represent the Corporation at the meeting.

ARTICLE XII

CORPORATE TRANSACTIONS IN WHICH
DIRECTORS OR OFFICERS HAVE AN INTEREST

1.

Except as otherwise provided by law with reference to provisional Directors and loans to Directors, no transaction in which a Director or officer has a personal or an adverse interest shall be void or voidable solely for this reason or solely because he is present at or participates in the meeting or his vote is counted:

a.

If the material facts as to his interest and as to the transaction are disclosed or are known to the Board or committee, and the fact of such interest is noted in the minutes, and the Board or committee authorizes, approves, or ratifies the transaction by a vote sufficient for such purpose without counting the vote of the interested Director or Directors, or

b.

If the material facts as to his interest and as to the transaction are disclosed and are known to the stockholders and the transaction is specifically approved by vote of the stockholders without counting the votes of any shares owned or controlled by the interested Director or officer; or

	c.	If the transaction is fair and equitable as to the Corporation at the time it is authorized or approved, and the party asserting the fairness of the transaction establishes fairness.
2.

Except as otherwise provided by law with reference to provisional Directors, common or interested Directors may always be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes, approves or ratifies a transaction. Shares owned by any interested party may be counted in determining whether a quorum of shares is present at a meeting of stockholders which ratifies or approves a transaction.

ARTICLE XIII - AMENDMENTS

These by-laws may be altered, amended or repealed and new by-laws may be adopted by a vote of the stockholders representing a majority of all the shares issued and outstanding, at any annual stockholders' meeting, or at any special stockholders' meeting when the proposed amendment has been set out in the notice of such meeting.

The Board of Directors by a two-thirds majority of the entire Board shall have power to make, adopt, alter, amend and repeal from time to time the by-laws of this Corporation; provided, however, that the stockholders entitled to vote with respect thereto as in this Article above provided may alter, amend or repeal by-laws made by the Board of Directors, except that the Board of Directors shall have no power to change the quorum for meetings of stockholders or of the Board of Directors, or to change any provision of the by-laws with respect to the removal of Directors or the filling of vacancies in the Board resulting from the removal by the stockholders. If any by-law regulating an impending election of Directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the meeting of the stockholders for the election of Directors, the by-law so adopted, amended or repealed together with a concise statement of the changes made.